UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 19, 2011

DICK’S SPORTING GOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31463 (Commission File Number)	16-1241537 (IRS Employer Identification No.)

345 Court Street, Coraopolis, Pennsylvania (Address of principal executive offices)		15108 (Zip Code)

Registrant’s telephone number, including area code:  (724) 273-3400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 19, 2011, Dick’s Sporting Goods, Inc. (the “Company” or “Dick’s”) (NYSE: DKS) entered into an Aircraft Charter Agreement (the “Agreement”) with Corporate Air, LLC (“Corporate Air”).  Under the Agreement the Company will charter for business use an aircraft (the “Aircraft”) owned by EWS II, LLC (“EWS II”), an entity owned by Dick’s Chairman and Chief Executive Officer, Edward W. Stack (Mr. Stack and certain members of his family also control, directly or indirectly, approximately 72% of the combined voting power of Dick’s common stock and Class B common stock).  Corporate Air, an independent airline charter company, has a lease with EWS II under which Corporate Air operates and maintains this Aircraft, hires pilots and other staff for flight operations and also may act to charter the Aircraft for use by third parties.  Corporate Air also serves as an independent airline charter company for other aircraft, including other aircraft leased or owned directly by Dick’s, where Corporate Air offers similar services for those aircraft.  The Aircraft and the Agreement replace an aircraft and substantially similar agreement previously in place between the Company and Corporate Air.

During the term of the Agreement, which ends on December 31, 2016, Dick’s has the right to use the Aircraft on a flight available basis for one thousand five hundred (1,500) hours for Dick’s travel purposes.  Under the Agreement, Dick’s will pay Corporate Air (i) a rental fee of $200,000 per month for the first year, which will be adjusted on a yearly basis to provide an increase of not less than 3% nor more than 5% over the prior year, with the actual percentage increase based on year-over-year increases in the consumer price index, and (ii) an hourly charter rate of $3,000 per block hour of actual usage, which is subject to a fuel surcharge adjustment, as set forth in the Agreement.  The Agreement will automatically terminate if Dick’s fails to make any payment as required under the Agreement upon expiration of any applicable cure period, other than those payments being contested in good faith, or if Corporate Air no longer has the right to operate the Aircraft under the terms of the lease with EWS II, or can no longer operate the Aircraft under its FAA Part 135 Certificate, or is otherwise prohibited from operating the Aircraft under applicable law.  Any such termination would be treated as a termination of the Agreement by expiration of its stated termination date.

We believe the cost to the Company on an hourly basis to charter the Aircraft (the hourly rate per usage and the monthly rental fee) is comparable to fees charged by other providers chartering comparable aircraft on comparable routes.  The disinterested members of the Company’s Board of Directors approved the arrangements set forth in the Agreement.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.	The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Aircraft Charter Agreement, dated December 19, 2011 between Dick’s Sporting Goods, Inc. and Corporate Air, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: December 22, 2011	By:	/S/ TIMOTHY E. KULLMAN
		Name:	Timothy E. Kullman
		Title:	EVP – Finance, Administration and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Aircraft Charter Agreement, dated December 19, 2011 between Dick’s Sporting Goods, Inc. and Corporate Air, LLC